UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2007

ACE*COMM Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland	20878

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	301-721-3814

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 10, 2007, ACE*COMM Corporation received a letter from the NASDAQ Stock Market notifying the company that it is not in compliance with a continuous listing standard for inclusion on the NASDAQ Capital Market because pursuant to NASDAQ Market rule 4310(c)(4), the company's price per share for its common stock had closed below the minimum $1.00 per share requirement for 30 consecutive trading days.

NASDAQ Marketplace Rule 4310(c)(8)(D), provides the company 180 days, until February 6, 2008, to regain compliance with NASDAQ's minimum bid price requirement. In order to regain compliance, the bid price of ACE*COMM's common stock must close at $1.00 or more per share for at least 10 consecutive trading days prior to February 6, 2008.

Our management is considering various alternatives to address compliance with the bid price rule. ACE*COMM Corporation has 180 calendar days, until February 6, 2008, to regain compliance.

A copy of the related press release is being furnished as exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
99.1 Press release issued by ACE*COMM Corporation, dated August 15, 2007.

The information in this current report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this current report shall not be incorporated by reference into any registration statement or other document filed with the Commission, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM Corporation

August 16, 2007	By:	/s/ Steven R. Delmar

Name: Steven R. Delmar
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated August 15, 2007 announcing the receipt of Nasdaq Capital Market notification of non-compliance with listing standard.